UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒                                                     Filed by a Party Other Than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Western Pennsylvania Adventure Capital Fund, LLC

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if Other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)	Title of each class of securities to which this transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Western Pennsylvania Adventure Capital Fund, LLC

Scott Towne Center, Suite A-113

2101 Greentree Road

Pittsburgh, Pennsylvania 15220-1400

NOTICE OF ANNUAL MEETING OF MEMBERS

To Be Held on November 1, 2005

As a Member of Western Pennsylvania Adventure Capital Fund, LLC (the “Company”), you are invited to be present, or represented by proxy, at the Annual Meeting of Members to be held at the offices of the Company’s counsel, Schnader Harrison Segal & Lewis LLP, 2700 Fifth Avenue Place, 120 Fifth Avenue, Pittsburgh, Pennsylvania 15222 on November 1, 2005 at 1:00 p.m., Pittsburgh time, and any adjournments thereof, for the following purposes:

1.

To elect G. Richard Patton, Alvin J. Catz, William F. Rooney, Philip J. Samson and Douglas F. Schofield to the Management Committee of the Company for terms of one year. See “Proposal No. 1 — Election of Managers” in the Proxy Statement.

2.

To ratify the appointment of Goff Backa Alfera & Company, LLC, as the Company’s independent certified public accountants for the fiscal year ending December 31, 2005. See “Proposal No. 2 — Selection of Auditors” in the Proxy Statement.

3.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Members of record at the close of business on September 30, 2005 are entitled to vote at the Annual Meeting of Members and all adjournments thereof. Since Members holding over a majority of the outstanding Membership Interests in the Company must be represented at the meeting in order to constitute a quorum, all Members are urged either to attend the meeting or to be represented by proxy.

If you do not expect to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed reply envelope. Your vote is important regardless of the number of Membership Interests you own. If you later find that you can be present and you desire to vote in person or, for any other reason, desire to revoke your proxy, you may do so at any time before the voting.

By Order of the Management Committee

William F. Rooney
Secretary

Western Pennsylvania Adventure Capital Fund, LLC

Scott Towne Center, Suite A-113

2101 Greentree Road

Pittsburgh, Pennsylvania 15220-1400

ANNUAL MEETING OF MEMBERS

November 1, 2005

PROXY STATEMENT

This Proxy Statement and the Notice of Annual Meeting and form of proxy accompanying this Proxy Statement, which will be mailed on or about October 3, 2005, are furnished in connection with the solicitation by the Management Committee of Western Pennsylvania Adventure Capital Fund, LLC, a Pennsylvania limited liability company (the “Company”), of proxies to be voted at the Annual Meeting of Members to be held at the offices of the Company’s counsel, Schnader Harrison Segal & Lewis LLP, 2700 Fifth Avenue Place, 120 Fifth Avenue, Pittsburgh, Pennsylvania 15222 on November 1, 2005 at 1:00 p.m., Pittsburgh time, and any adjournments thereof.

Holders of record of Membership Interests in the Company at the close of business on September 30, 2005 (the “record date”) will be entitled to one vote at the meeting or by proxy for each Membership Interest then held. On the record date, there were 4,222,870 Membership Interests in the Company outstanding. All Membership Interests represented by proxy will be voted in accordance with the instructions, if any, given in such proxy. A Member may abstain from voting or may withhold authority to vote for the nominees for the Management Committee by marking the appropriate box on the accompanying proxy, or may withhold authority to vote for an individual nominee by writing such nominee’s name in the appropriate place on the accompanying proxy card. Unless instructions to the contrary are given, each properly executed proxy will be voted, as specified below, to (i) elect G. Richard Patton, Alvin J. Catz, William F. Rooney, Philip J. Samson and Douglas F. Schofield to the Management Committee of the Company, (ii) ratify the appointment of Goff Backa Alfera & Company, LLC, as the Company’s independent certified public accountants for the fiscal year ending December 31, 2005, and (iii) transact such other business as may properly be brought before the meeting or any adjournment thereof.

All proxies may be revoked and execution of the accompanying proxy will not affect a Member’s right to revoke it by giving written notice of revocation to the Company’s Secretary at any time before the proxy is voted or by the mailing of a later-dated proxy. Any Member attending the meeting in person may vote his or her Membership Interests even though he or she has executed and mailed a proxy. A majority of all of the issued and outstanding Membership Interests is required to be present in person or by proxy to constitute a quorum. Managers are elected by a plurality. The favorable vote of the holders of a majority of the Membership Interests represented in person or by proxy at the meeting is required to approve or adopt the other proposal presented to the meeting.

This Proxy Statement is being solicited by the Management Committee of the Company. The expense of making this solicitation is being paid by the Company and consists of the preparation, assembly and mailing of the Notice of Meeting, Proxy Statement and proxy, tabulation of the returns of proxies and charges and expenses of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to Members. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, telegram, telecopy and electronic mail or in person without additional compensation therefor.

Upon request made in writing to Alvin J. Catz, Treasurer, Western Pennsylvania Adventure Capital Fund, LLC, Scott Towne Center, Suite A-113, 2101 Greentree Road, Pittsburgh, Pennsylvania 15220-1400, or by electronic mail to acatz@wpacf.com, the Company will provide to any Member, free of charge, copies of its most recent annual report on Form 10-K and quarterly report on Form 10-Q. In addition, these and other periodic reports filed by the Company with the Securities and Exchange Commission may also be accessed free of charge through the Commission’s web site at “http://www.sec.gov”.

Only one Proxy Statement is being delivered to multiple Members sharing an address unless the Company has received contrary instructions from one or more of the Members. Promptly following receipt of a written or oral request, the Company will furnish a separate copy of this Proxy Statement to a Member at a shared address to which a single copy was sent. Any Member who wishes to receive a separate copy of this Proxy Statement (or separate copies of future proxy statements and other reports) and any Members who are receiving multiple copies of proxy statements and other reports but wish to receive single copies, may notify the Company of their wishes by writing to Alvin J. Catz, Treasurer, Western Pennsylvania Adventure Capital Fund, LLC, Scott Towne Center, Suite A-113, 2101 Greentree Road, Pittsburgh, Pennsylvania 15220-1400, by electronic mail to acatz@wpacf.com or by calling the Company at (412) 279-1760.

PROPOSAL NO. 1 — ELECTION OF MANAGERS

Election of Managers

The Company’s Operating Agreement provides that the Management Committee shall consist of one or more persons as fixed by the Management Committee. Five persons have been nominated to serve as Managers to hold office until the next annual meeting or until their successors shall be duly elected and qualified. It is intended that proxies in the form enclosed granted by the Members will be voted, unless otherwise directed, in favor of electing the following persons as Managers:

G. Richard Patton Alvin J. Catz William F. Rooney Philip J. Samson Douglas F. Schofield

Unless you indicate to the contrary, the persons named in the accompanying proxy will vote it for the election of the nominees named above. If, for any reason, a nominee should be unable to serve as a Manager at the time of the meeting, which is not expected to occur, the persons designated as proxies may not vote for the election of any other person not named herein as a nominee for election to the Management Committee. See “Information Concerning Managers and Nominees.”

Recommendation

The Management Committee recommends a vote “FOR” the election of each of the nominees to serve as Managers. Proxies solicited by the Management Committee will be voted in favor of this proposal unless a contrary vote or authority withheld is specified.

INFORMATION CONCERNING MANAGERS AND NOMINEES

Managers and Nominees

Set forth below is information concerning each Manager and nominee for Manager of the Company, including his business experience during at least the past five years, his positions with the Company and certain directorships held by him. Each nominee is currently a Manager of the Company and has served as such since 2002 when the Company’s predecessor, Western Pennsylvania Adventure Capital Fund, a Pennsylvania corporation (the “Predecessor Corporation”), was merged with and into the Company, with the Company as the surviving entity. Each Manager also served as a director of the Predecessor Corporation from the time of its formation in 1996 until its merger into the Company in 2002. There are no family relationships among any of the Managers or nominees, nor, except as hereinafter described, are there any arrangements or understandings between any Manager and another person pursuant to which he was selected as a Manager or nominee. Each Manager is to hold office until the next annual meeting of the Members or until his successor has been elected and qualified.

Name	Age
G. Richard Patton	54
Alvin J. Catz	66
William F. Rooney	64
Philip J. Samson	48
Douglas F. Schofield	60

G. Richard Patton

Capital Fund, a Pennsylvania corporation (the “Predecessor Corporation”), was merged with and into the Company with the Company as the surviving entity. Dr. Patton served as a director of the Predecessor Corporation since Dr. Patton is an active consultant, with clients that include Fortune 500 firms, family-owned businesses, new ventures and research and industry associates in the United States, Europe and Asia. His consulting activities include executive development programs, strategy development, strategic planning systems design and development, competitive analysis, technology and market assessment and new venture analysis and start-up. He is active in the venture capital area and has been associated with or consulted concerning the founding, financing and start-up of several new technology-based companies. He also currently serves on the boards of several companies.

Dr. Patton has been a faculty member of the University of Pittsburgh’s Joseph M. Katz Graduate School of Business since 1976 and is currently an Associate Professor. He teaches in the area of strategic management, planning and control systems and entrepreneurship and new venture management in graduate and executive programs. He also taught at Carnegie Mellon University’s Graduate School of Industrial Administration and at Chulalongkorn University’s Graduate Institute of Business Administration in Bangkok, Thailand. From 1978 to 1981, Dr. Patton was Vice-President and Chief Administration Officer of the Mellon Institute in Pittsburgh and a senior staff member of the Energy Productivity Center in Washington, D.C.

In 1976, Dr. Patton was the recipient of the first General Electric Award for Outstanding Research in the field of strategic planning. He has also been elected Distinguished Professor by several of the University of Pittsburgh Executive M.B.A. classes. In 1995 and 1996, he was selected as a finalist in the Inc. Magazine Entrepreneur of the Year award program. His publication topics and research interests include strategy development, mergers and acquisitions, divestment, entrepreneurship, turn-around management and restructuring strategies.

During the past five years, Dr. Patton has held investments in privately placed companies, including companies engaged in such diverse businesses as software design, fiber optics, corrugated container manufacturing, copier distribution and medical device design and production. The total raised in these private placements from all investors has been in excess of $50 million.

Dr. Patton holds a Ph.D. in Strategic Management and an M.S. in Industrial Administration from the Krannert Graduate School of Management of Purdue University and a B.S. in Chemistry from the University of Michigan.

Alvin J. Catz

Mr. Catz is a principal with Catz Consulting Associates, Inc. The firm offers services in the areas of finance/accounting and computers/data processing. He is actively involved in assisting new ventures in all aspects of their early stage development including business plans, financing, organizational and other start-up related issues.

Mr. Catz has over 25 years of diversified business and financial experience including management consulting, serving as a financial officer of a Fortune 500 corporation and major certified public accounting firm management. Mr. Catz’s background offers an unusual combination of major mature company experience and dynamic smaller growth company experience. This experience includes over five years as Corporate Controller with H. J. Heinz Company in Pittsburgh, Pennsylvania. As Corporate Controller, he was responsible for internal and external accounting and financial reporting, accounting/internal control systems, financial policies and coordination of employee benefit plans.

Prior to joining Heinz in 1974, Mr. Catz served as Assistant Corporate Controller for KDI Corporation in Cincinnati, Ohio, a conglomerate with interests in defense, recreation, manufacturing and distribution. During his five year association with KDI, its annual revenues grew from $15 million to $135 million. His earlier experience includes serving as a Group Financial Manager with Cincinnati Milacron, a major machine tool manufacturer based in Cincinnati, Ohio. He began his business career with Peat, Marwick, Mitchell & Co., a major certified public accounting firm.

Mr. Catz has an M.B.A. in Advanced Business Economics from Xavier University and a Bachelor of Business Administration degree in Accounting from the University of Pittsburgh. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants. He is a regular lecturer in the University of Pittsburgh’s Graduate School of Business. In addition, he has taught Financial Management in the University of Pittsburgh’s Graduate School of Business Management Program for Entrepreneurs.

During the past five years, Mr. Catz has held investments in approximately 15 development stage companies in Western Pennsylvania. He has also assisted numerous development stage companies in their fund raising efforts, including assisting in the preparation of business plans and private placement memoranda.

William F. Rooney

Mr. Rooney has over 30 years of experience in the telecommunications industry including senior management and operating positions. Mr. Rooney is the former Vice-President of Sales for Transline Communications Corporation, an international provider of voice and data services to the financial services industry in the United States and major financial service centers in Europe, a position he held since 1995. From 1986 to 1994, Mr. Rooney was Vice-President of Sales for Republic Telcom Systems Corporation, a telecommunications company specializing in multiplexer products (“Republic Telcom”). In this capacity, he assisted Republic Telcom in the start up phase and helped to raise funding through venture capital firms. Republic Telcom was successfully acquired by Netrix Corporation in 1994.

From 1969 to 1982, Mr. Rooney worked for Sprint Telecommunications in senior sales management positions in New York City and Kansas City. Mr. Rooney finished his career at Sprint as the President of On-Line Systems, Pittsburgh, Pennsylvania, in 1982 when the company was acquired by Control Data Corporation.

From 1990 to 1992, Mr. Rooney was a Vice President and co-founder of the Toledo Storm professional ice hockey team, a minor league affiliate of the NHL Detroit Red Wings. He helped raise venture funding from angel investors in Detroit, Chicago and Cleveland to start the franchise

Mr. Rooney holds a B.S. degree in Industrial Management from LaSalle University (1962) and an M.B.A. from Fordham University (1975). Mr. Rooney is an active private investor and currently has investments in 19 early stage, high technology companies in various industries.

Philip J. Samson

Mr. Samson is an independent business consultant. His background includes several appointments within Mellon Bank. From 1981 to 1983, he worked for Mellon’s Economics Department where he completed advanced financial modeling assignments. In 1983, he joined Mellon’s Corporate Consulting Department where he managed a number of innovative projects including designing a corporate credit scoring system, an internal credit network, a retail bank strategy, and a profitability analysis and tactical plan for credit cards. Mr. Samson became Vice President of Mellon’s Credit Card Department in 1989. In this capacity, he was responsible for five portfolio purchases, as well as structuring offerings that secured various affinity contracts. He also initiated numerous profit improvement programs, including line increases, incentive pricing, cross selling and related matters. Mr. Samson left Mellon Bank in 1993.

In 1993 and 1994, Mr. Samson conceptualized, developed and implemented a 100% interest rebate credit card offered by a major financial institution. This innovative product has had a marked impact upon the credit card industry. Since January, 1998, Mr. Samson has been a Vice President and director of GamesParlor, Inc. (previously KO Interactive, Inc.), a provider of Internet games services to enthusiasts of classic parlor games.

Additionally, in 1985, Mr. Samson acted as an advisor to Peter Ueberroth (then Commissioner of Major League Baseball) to whom he contributed ideas that Mr. Ueberroth incorporated in his proposals to the baseball players and owners during the labor dispute in the summer of 1985. The Commissioner was credited with bringing a quick resolution to the dispute, with the baseball strike lasting only two days. In 1992 and 1993, Mr. Samson was extensively quoted in the financial and computer industry trade press, including a Fortune magazine article titled “Computers That Learn By Doing” for his work involving the financial application of neural networks.

Philip J. Samson holds an M.B.A. from Pennsylvania State University and a Bachelor of Science degree in Engineering from the University of Maryland.

Douglas F. Schofield

Dr. Schofield currently conducts business through his own firm, Schofield Financial Counseling, providing financial advice to individuals and families and administrative services to families in the handling of their financial affairs.

Throughout his career, Dr. Schofield has built a strong foundation in a variety of fields related to finance and planning. In addition to working for two years in an analytic and planning capacity for the federal Department of Transportation, Dr. Schofield has 13 years’ experience in the banking industry. At Mellon Bank in Pittsburgh, he managed the bank’s investment strategy, managed foreign exchange trading worldwide and planned the bank’s statewide expansion through the acquisition of other banks. Thereafter, Dr. Schofield was employed by Equibank and worked with its Chairman in a special capacity raising capital for the bank. For the three years prior to forming his own firm, he worked as President of French, Schofield & Associates providing comprehensive financial advice to individuals and families.

Dr. Schofield received a Bachelors degree from Yale University, with honors, in 1967, with a major in Chemistry and Chemical Engineering. He then attended Harvard Business School and received an M.B.A. and a Doctorate in Strategic Planning. Dr. Schofield has taught M.B.A. courses at Atlanta University and at the University of Pittsburgh. He is a past President of the Harvard Business School Association of Pittsburgh and has held several chair positions, as well as served as trustee, for LaRoche College.

During the past five years, Dr. Schofield has held investments in approximately 15 development stage companies in diverse industries. In addition, he has consulted extensively with owners of closely-held companies during the past decade and has served on the boards of four such companies during this period.

Meetings of the Management Committee

In 2004, the Company’s Managers conducted ten meetings. Each Manager attended at least 75% of the meetings held during the time he served as a Manager.

Committees

The full Management Committee serves as the Portfolio Companies Valuation Committee and meets as a part of each regularly scheduled Management Committee meeting. In addition, the full Management Committee serves as the Audit Committee and meets with the external auditors at least once during the year. There is no standing nominating committee of the Management Committee. The Company does, however, have an Advisory Committee on Nominations which is composed of Members of the Company and makes recommendations to the Management Committee based on its evaluation of potential candidates to serve on the Management Committee. The Management Committee will consider nominations from Members. Any Member wishing to submit a nomination for consideration at the 2005 Annual Meeting of Members should do so by writing to Alvin J. Catz, Treasurer, Western Pennsylvania Adventure Capital Fund, LLC, Scott Towne Center, Suite A-113, 2101 Greentree Road, Pittsburgh, Pennsylvania 15220-1400 or by electronic mail to acatz@wpacf.com no later than June 6, 2006. There is no standing compensation committee of the Management Committee but the Company has an Advisory Committee on Compensation composed of Members who advise the Management Committee on the compensation of Managers, officers and consultants. None of the members of the Management Committee is considered to be an “interested person” as that term is defined under the Investment Company Act of 1940, as amended. All members of the Management Committee participate in the consideration of nominees and, under the circumstances, believe it is appropriate for the Company not to establish a separate nominating committee.

The Management Committee has determined that Alvin J. Catz is an “audit committee financial expert” and is “independent” as those terms are defined under the regulations of the Securities and Exchange Commission. See the description of Mr. Catz’s educational and business experience set forth above under the heading “Managers and Nominees.”

Advisory Committees

In November, 2000 the Predecessor Corporation established four advisory committees, as described below, which have been maintained by the Company.

Members are invited to serve on these Advisory Committees. If you desire to serve on one of these committees in the coming year, please complete the Advisory Committee Participation Form at the end of this Proxy Statement and return it with your proxy.

Advisory Committee on Compensation

The Advisory Committee on Compensation advises the Management Committee as to compensation of Managers, officers and consultants. The current members are William F. Rooney, Thomas N. Canfield and Joel Nagel.

Advisory Committee on Auditor Relations

The Advisory Committee on Auditor Relations advises the Management Committee as to its views concerning the performance of the Company’s outside auditors, and makes such recommendations as it deems appropriate to improve the audit function and the Company’s relationship with its outside auditors. The current members are Alvin J. Catz, Rosi Littlefield and Theodore Neighbors.

Advisory Committee on Nominations

The Advisory Committee on Nominations makes recommendations to the Management Committee based on its evaluation of potential candidates to serve on the Management Committee. The current members are G. Richard Patton, Paul Nowak, Chester Fisher and Rosi Littlefield.

Advisory Committee on Corporate Governance

The Advisory Committee on Corporate Governance advises the Management Committee as to all matters of corporate governance. The current members are Douglas F. Schofield, Joel Nagel, Robert Huemmrich and Hal Mendlowitz.

The Member Advisory Committees act in an advisory capacity only. The Company’s Managers will not, by reason of any advice or recommendations made by the Advisory Committees, be relieved of their fiduciary obligations to the Company, including the obligation to independently examine the issues underlying any recommendations or advice rendered by the Advisory Committees, all in accordance with the Company’s Operating Agreement and applicable law. Each Manager must continue to perform his duties to the Company in good faith, act in the best interests of the Company with reasonable care, skill and diligence and make a reasonable investigation as required into facts presented to him. In order to ensure that the Advisory Committees will not be constrained in rendering advice to the Management Committee by the potential disclosure of such advice, the reports of the Advisory Committees will remain confidential.

Communications with Members of the Management Committee

Members who wish to send communications to the Management Committee or to specific Managers are invited to do so in care of Alvin J. Catz, Western Pennsylvania Adventure Capital Fund, LLC, Scott Towne Center, Suite A-113, 2101 Greentree Road, Pittsburgh, Pennsylvania 15220-1400 or via electronic mail to acatz@wpacf.com.

Attendance at Annual Meetings

Although the Company does not have a formal policy concerning Managers’ attendance at Annual Meetings of Members, they are encouraged to do so. All five Managers attended last year’s Annual Meeting of Members.

PROPOSAL NO. 2 — SELECTION OF AUDITORS

The Proposal

The Management Committee appointed Goff Backa Alfera & Company, LLC, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2005. This appointment is being presented to the Members for ratification. Goff Backa Alfera & Company, LLC audited the Company’s financial statements for the year ended December 31, 2004.

A representative of Goff Backa Alfera & Company, LLC is expected to attend the Annual Meeting of Members and will be afforded an opportunity to make a statement if he or she desires to do so. This representative is also expected to be available to respond to appropriate questions.

Audit Fees

Goff Backa Alfera & Company, LLC billed the Company an aggregate of $16,188 and $15,951, respectively, in fees for professional services rendered in connection with the audit of the Company’s financial statements for the years ended December 31, 2004 and December 31, 2003 and for the review of the financial statements included in each of the Company’s quarterly reports on Forms 10-Q during the years ended December 31, 2004 and December 31, 2003.

Audit-Related Fees

Goff Backa Alfera & Company, LLC did not bill the Company for any assurance and related services in connection with the audit or review of the Company’s financial statements for the years ended December 31, 2004 and December 31, 2003.

Tax Fees

Goff Backa Alfera & Company, LLC billed the Company an aggregate of $7,198 and $6,420, respectively, for tax compliance, tax advice and tax planning services during the years ended December 31, 2004 and December 31, 2003. Such services included federal and state tax return preparation and related tax research. Fees for tax services constituted 30.8% and 28.7%, respectively, of the total fees Goff Backa Alfera & Company billed the Company for the years ended December 31, 2004 and December 31, 2003.

Financial Information Systems Design and Implementation Fees

Goff Backa Alfera & Company, LLC did not bill the Company for professional services rendered in connection with financial systems design or implementation, the operation of the Company’s information systems or the management of its local area network during the years ended December 31, 2004 and December 31, 2003.

All Other Fees

Goff Backa Alfera & Company, LLC did not bill the Company fees for any other services for the years ended December 21, 2004 and December 31, 2003.

Pre-Approval Policies and Procedures

Prior to the start of each fiscal year the Company requests its principal accountants to submit an engagement letter describing the work they intend to perform for the Company during the year and the anticipated charges for the audit and tax services to be rendered. The Management Committee reviews and approves the engagement letter prior to acceptance and the Members are asked to ratify the appointment of the accountants to audit the Company’s financial statements.

Recommendation

The Management Committee recommends that the Members vote “FOR” this proposal. Proxies solicited by the Management Committee will be voted in favor of this proposal unless a contrary vote or abstention is specified.

INFORMATION REGARDING EXECUTIVE OFFICERS

The following table sets forth certain information concerning each individual who currently serves as an executive officer or key employee of the Company. Executive officers are appointed by the Management Committee and serve at the pleasure of the Management Committee. There are no family relationships among the executive officers, nor are there any arrangements or understandings between any executive officer and another person pursuant to which he was selected as an officer except as may be hereinafter described. See “Information Concerning Managers and Nominees” for additional biographical information concerning the executive officers.

Name	Age	Title
G. Richard Patton	54	President and Chief Executive Officer
Alvin J. Catz	66	Chief Financial Officer and Treasurer
William F. Rooney	64	Secretary

COMPENSATION OF MANAGERS AND OFFICERS

Compensation

No officer received any remuneration for serving as an officer of the Company in 2004. Each Manager receives a monthly fee of $200. Set forth below is information concerning the compensation paid to Managers by the Company during 2004.

Name of Director	Aggregate Compensation from the Company
G. Richard Patton	$2,400
Alvin J. Catz	$2,400
Philip J. Samson	$2,400
William F. Rooney	$2,400
Douglas F. Schofield	$2,400

The Managers do not receive any pension or retirement benefits from the Company.

Compensation Committee Interlocks and Insider Participation

During 2004 and in 2005 through the date of this Proxy Statement, the five nominees served on the Company’s Management Committee. The Company does not have a standing Compensation Committee (though it does have a Member Advisory Committee on Compensation). There are no interlocking relationships, as defined in the regulations of the Securities and Exchange Commission, involving any of these individuals.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of the five members of the Management Committee, each of whom is considered to be “independent” (as that term is defined by the New York Stock Exchange). In addition, the Advisory Committee on Auditor Relations, which is comprised of Alvin J. Catz, Rosi Littlefield and Theodore Neighbors, advises the Management Committee on matters relating to the financial reporting process. Neither the Audit Committee nor the Advisory Committee on Auditor Relations operates according to a written charter. Since the Company’s securities are not traded on Nasdaq or a securities exchange, the Company has not adopted (nor is required to adopt) a written charter for its Audit Committee.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors of the Company are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee and the Advisory Committee on Auditor Relations monitor and oversee these processes.

Neither the Audit Committee nor the Advisory Committee on Auditor Relations met with management to discuss the audited financial statements of the Company for the year ended December 31, 2004. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Both the Audit Committee and the Advisory Committee on Auditor Relations discussed with the independent auditors that firm’s independence. Based upon these discussions and the fact that non-audit related fees paid to the independent auditors by the Company were minimal, the Audit Committee determined that the provision of non-audit services by its independent auditors was compatible with maintaining the auditor’s independence.

Based upon the above discussions, the Management Committee and the Advisory Committee on Auditor Relations concluded that the Management Committee should make the audited consolidated financial statements for the year ended December 31, 2004 available to the Company’s Members. The Audit Committee did not make a separate recommendation to the Management Committee on this matter.

Audit Committee:

G. Richard Patton Alvin J. Catz William F. Rooney Philip J. Samson Douglas F. Schofield

PRINCIPAL MEMBERS

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares and percentage of Membership Interests beneficially owned as of September 30, 2005 by (i) each person who is known by the Company to own beneficially more than 5% of the Membership Interests, (ii) each Manager and executive officer of the Company, and (iii) all Managers and executive officers of the Company as a group. Unless stated otherwise, each person so named exercises sole voting and investment power as to the Membership Interests so indicated. There were 4,222,870 Membership Interests issued and outstanding as of September 30, 2005. The Company has no other classes of equity authorized.

Name and Address of Beneficial Owner	Membership Interests	Percent
G. Richard Patton 2101 Greentree Road, Suite A-113 Pittsburgh, Pennsylvania 15220-1400	25,000	0.6%

William F. Rooney 2101 Greentree Road, Suite A-113 Pittsburgh, Pennsylvania 15220-1400	20,000	0.5%

Alvin J. Catz 2101 Greentree Road, Suite A-113 Pittsburgh, Pennsylvania 15220-1400	30.000	0.7%

Philip J. Samson 2101 Greentree Road, Suite A-113 Pittsburgh, Pennsylvania 15220-1400	30,000	0.7%

Douglas F. Schofield 2101 Greentree Road, Suite A-113 Pittsburgh, Pennsylvania 15220-1400	180,000	4.3%

PNC Venture Corp. Pittsburgh National Building 249 Fifth Avenue Pittsburgh, Pennsylvania 15222	333,330	7.9%

National City Venture Corp. 1965 East Sixth Street Cleveland, Ohio 44114	333,300	7.9%

All executive officers and Managers, as a group, owned 285,000 Membership Interests or 6.7% of the total issued and outstanding Membership Interests as of September 30, 2005.

Dollar Range of Membership Interests

The dollar range of Membership Interests in the Company beneficially owned by each of the Managers as of September 30, 2005 was between $10,001 and $50,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Managers, certain of its officers and persons who own more than 10% of the Company’s Membership Interests to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by the Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to persons who are officers or Managers of the Company or holders of 10% of the Company’s Membership Interests were complied with in 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the officers and Managers of the Company have had any direct or indirect material transactions involving the Company since January 1, 2004. During 2004, the Company incurred $18,000 for accounting services payable to a consulting firm in which one of the Company’s officers is a significant shareholder. All of the officers and Managers have purchased common stock (subsequently converted into Membership Interests in the merger of the Predecessor Corporation into the Company), directly or indirectly, through one of the Predecessor Corporation’s Regulation E offerings.

Certain of the Company’s Managers have co-invested, along with the Company, in the 27 investments in portfolio companies that the Company has made as of September 30, 2005. Managers’ cash investments in portfolio companies in excess of $60,000 as of September 30, 2005 were: Douglas F. Schofield - Webmedx, Inc. (formerly RadNet Corporation), $85,599, and Automated Cell, $65,000; Alvin J. Catz - Webmedx, Inc., $140,922; William F. Rooney - Syndesis Limited, $78,000; and Philip J. Samson - Akustica, Inc., $78,887, and GamesParlor, Inc., $247,000.

INFORMATION REQUIRED IN INVESTMENT COMPANY PROXY STATEMENT

General Disclosure

The Company does not have an investment adviser and does not pay any investment advisory or management fees. Since January 1, 2000, the Predecessor Corporation’s Board of Directors and the Company’s Management Committee have been responsible for selecting its portfolio securities.

The Company is responsible for paying the following fees and expenses:

•	To each of its Managers, monthly fees of $200 in 2004 and $200 in 2005, which fees aggregated $12,000 in 2004 and $8,000 in 2005 through August 31, 2005.

•	To a consulting firm controlled by a Manager of the Company, fees for providing accounting services, which fees were $18,000 in 2004 and $9,000 in 2005 through August 31, 2005.

•	Audit and legal fees that were $26,385 in 2004 and $19,621 in 2005 through August 31, 2005.

•	Costs of due diligence and normal operating costs of the Company (and the Predecessor Corporation), which were $58,916 in 2004 and $22,698 in 2005 through August 31, 2005.

•	Costs of this solicitation, estimated to be $5,500 that will be charged to expense as incurred.

For the year ended December 31, 2004, the Company paid its officers $12,000 in Management Committee fees. For the year ended December 31, 2003 the Company paid its officers $18,000 in Management Committee fees. For the year ended December 31, 2004, the Company paid no Advisory Committee fees. No member of the Company’s Management Committee either served on an advisory board or received any advisory board fees.

The Company does not have a principal underwriter or administrator.

MEMBERS’ PROPOSALS

To be considered for inclusion in the Company’s Proxy Statement for the Annual Meeting of Members to be held in 2006, Member proposals must be sent to the Company (directed to the attention of the Company’s Secretary at Western Pennsylvania Adventure Capital Fund, LLC, Scott Towne Center, Suite A-113, 2101 Greentree Road, Pittsburgh, Pennsylvania 15220-1400) for receipt not later than June 6, 2006.

GENERAL AND OTHER MATTERS

Management knows of no matters, other than those referred to in this Proxy Statement, which will be presented at the meeting. However, if any other matters properly come before the meeting or any adjournment thereof, the persons named in the accompanying proxy will vote in accordance with their best judgment on such matters.

The Company will bear the expense of preparing, printing and mailing this Proxy Statement, as well as the cost of any required solicitation. In addition to the solicitation of proxies by use of the mails, the Company may use regular employees, without additional compensation, to request, by telephone or otherwise, attendance or proxies previously solicited.

By Order of the Management Committee

William F. Rooney
Secretary

Pittsburgh, Pennsylvania

October 3, 2005

Advisory Committee Participation Form

If you would like to participate in any of the Advisory Committees, please complete this form and return it with your proxy to:

Alvin J. Catz

Western Pennsylvania Adventure Capital Fund, LLC

Scott Towne Center, Suite A-113

2101 Greentree Road

Pittsburgh, Pennsylvania 15220-1400

I would like to participate in (choose one):

☐	the Advisory Committee on Compensation

☐	the Advisory Committee on Auditor Relations

☐	the Advisory Committee on Nominations

☐	the Advisory Committee on Corporate Governance

Describe your qualifications for this position.

Explain why you would like to participate in an Advisory Committee and the types of contributions you hope to make to the Advisory Committee of your choice.

WESTERN PENNSYLVANIA ADVENTURE CAPITAL FUND, LLC

PROXY

The undersigned hereby appoints G. Richard Patton and Alvin J. Catz as proxies, each with the power to appoint his substitute, to vote all of the Membership Interests of Western Pennsylvania Adventure Capital Fund, LLC, a Pennsylvania limited liability company (the “Company”), held of record by the undersigned on the record date, September 30, 2005, at the Annual Meeting of Members to be held on November 1, 2005, or any adjournment thereof, as directed and, in their discretion, on all other matters which may properly come before the meeting. This Proxy is solicited by the Management Committee, which recommends that you vote FOR both proposals.

1. Election of Managers: G. Richard Patton, Alvin J. Catz, William F. Rooney, Philip J. Samson and Douglas F. Schofield have been nominated.

FOR	WITHHELD	Withheld for the following (write the name(s) in the space below):

☐	☐	____________________________________________________

2. Ratify the appointment of Goff Backa Alfera & Company, LLC as the Company’s independent auditors.

FOR	AGAINST	ABSTAIN

☐	☐	☐

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated: _______________, 2005
Signature

Dated: _______________, 2005
Signature if held jointly

Please sign exactly as name appears hereon. Joint owners should both sign. When signing as attorney, executor, administrator, trustee, guardian, officer or partner please give full title as such.